SCHEDULE "A"
                          HOTEL/CASINO PROPERTY

All that real property situate in the City of Reno, County of Washoe, State of Nevada, described as follows:

PARCEL 1:

That portion of the Northeast 1/4 of Section 25, Township 19 North, Range 19 East, M.D.B.&M., and a portion of land shown on that certain "Reversion to Acreage" shown on Parcel Map No. 2105, recorded March 5, 1987, as File No. 114922, filed in the office of the Washoe County Recorder, said Parcel Map No. 2015, being a reversion of acreage of Parcels A, B and C of Parcel Map No. 1085, filed April 18, 1980, as File No. 668558, said portion being described as follows:

BEGINNING at the Southwest corner of Parcel B of the above-mentioned Parcel Map No. 1085 from which the Northeast corner of said Section 25 bears thence North 54 20'39" East, a distance of 761.93 feet; thence South 56 48'56" West, a distance of 415.70 feet; thence South 05 33'43" East, a distance of 405.10 feet, to the Northerly line of Peckham Lane as shown on said Parcel Map No. 1085; thence along the Northerly line of Peckham Lane from a tangent which bears North 69 46'04" West, along a circular curve to the left with a radius of
597.04 feet and a central angle of 20 56'40", an arc length of 218.25 feet; thence continuing along said Northerly line South 76 15'36" West, a distance of
219.00 feet; thence South 75 22'51" West, a distance of 133.59 feet; thence from a tangent which bears South 75 22'51" West, along a circular curve to the right with a radius of 25 feet and a central angle of 50 57'59" an arc length of 22.24 feet, to the Easterly line of South Virginia Street, as shown on Parcel Map No. 1085; thence along said Easterly line North 20 47'35" West, a distance of 404.56 feet; thence North 69 12'25" East, a distance of 1087.38 feet, to the Westerly line of Coliseum Way, as shown on Parcel Map No. 1085; thence along the Westerly line of Coliseum Way, South 08 10'00" East, a distance of 89.52 feet to the point of beginning.

EXCEPTING THEREFROM that portion of land conveyed to the City of Reno, a municipal corporation in that certain Order for Final Condemnation, recorded March 20, 1990, in Book 3050, Page 12, Document No. 1387076, Official Records.

FURTHER EXCEPTING THEREFROM that portion of land conveyed to the City of Reno, a municipal corporation in that certain Deed, recorded November 16, 1990, in Book 3173, Page 464, as Document No. 1441412, Official Records.

FURTHER EXCEPTING THEREFROM that portion of land conveyed to the City of Reno, a municipal corporation in that certain Deed, recorded April 22, 1991, in Book 3244, Page 621, as Document No. 1473647, Official Records.

FURTHER EXCEPTING THEREFROM any portion lying within Peckham Lane as it now exists.

TOGETHER WITH an easement for ingress and egress in that certain Reciprocal Easement, recorded in the Office of the Washoe County Recorder on May 17, 2002, as Document No. 2688891.




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PARCEL 2:

A tract of land being situate in the Northeast 1/4 of Section 25, Township 19 North, Range 19 East, M.D.B.&M., and being shown on Record of Survey Map 2616, as File No. 1699141, and being recorded in the office of the Washoe County Recorder, on August 4, 1993, and being more particularly described as follows:

COMMENCING at the Northeast corner of Section 25, Township 19 North, Range 19 East, M.D.B.&M.; thence South 06 39'13" West a distance of 461.73 feet; thence North 88 32'00" West a distance of 565.78 feet to the true point of beginning, said point of beginning being on the Westerly Right of Way of Coliseum Way; thence along the said Westerly Right of Way of Coliseum Way South 08 10'00" East a distance of 557.72 feet; thence leaving said Westerly Right of Way, South 75 51'20" West a distance of 263.55 feet; thence North 04 36'34" West a distance of 114.38 feet; thence North 08 00'34" West, a distance of 126.40 feet; thence South 43 05'26" West a distance of 172.61 feet; thence North 05 33'34" West a distance of 277.12 feet; thence North 56 48'56" East a distance of 415.70 feet to the true point of beginning.

BASIS OF BEARING is the centerline of Coliseum Way as shown on Parcel Map 480, File No. 490027, as recorded in the office of the Washoe County Recorder, on September 29, 1977, as South 08 10'00" East.

PARCEL 3:

A tract of land being situate in the Northeast 1/4 of Section 25, Township 19 North, Range 19 East, M.D.B.&M., and being shown on Record of Survey Map 2616, as File No. 1699141, and being recorded in the office of the Washoe County Recorder, on August 4, 1993, and being more particularly described as follows:

COMMENCING at the Northeast corner of Section 25, Township 19 North, Range 19 East, M.D.B.&M.; thence South 06 39'13" West a distance of 461.73 feet; thence North 88 32'00" West a distance of 565.78 feet to the Westerly Right of Way of Coliseum Way; thence along the said Westerly Right of Way of Coliseum Way South 08 10'00" East a distance of 557.72 feet to the true point of beginning; thence continuing along the said Westerly Right of Way of Coliseum Way, the following three (3) courses: South 08 10'00" East a distance of 120.14 feet; thence along the arc of a curve to the right, having a radius of 200.00 feet, a central angle of 33 23'24", a distance of 116.55 feet; thence South 25 13'25" West a distance of 23.81 feet to the Northerly Right of Way of Peckham Lane; thence along the said Northerly Right of Way of Peckham Lane, North 64 46'36" West a distance of 163.22 feet; thence leaving said Northerly Right of Way, North 12 03'30" East a distance of 81.94 feet; thence South 89 57'40" East a distance of 20.00 feet; thence North 00 02'20" East a distance of 74.04 feet; thence North 75 51'20" East a distance of 124.38 feet to the true point of beginning.

BASIS OF BEARING is the centerline of Coliseum Way as shown on Parcel Map No. 480, File No. 490027, as recorded in the office of the Washoe County Recorder, on September 29, 1977, as South 08 10'00" East.






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PARCEL 4:

A tract of land being situate in the Northeast 1/4 of Section 25, Township 19 North, Range 19 East, M.D.B.&M., and being shown on Record of Survey Map 2616, as File No. 1699141, and being recorded in the office of the Washoe County Recorder, on August 4, 1993, and being more particularly described as follows:

COMMENCING at the Northeast corner of Section 25, Township 19 North, Range 19 East, M.D.B.&M., thence South 06 39'13" West a distance of 461.73 feet; thence North 88 32'00" West a distance of 565.78 feet to the Westerly Right of Way of Coliseum Way; thence along the said Westerly Right of Way of Coliseum Way South 08 10'00" East a distance of 557.72 feet; thence leaving said Westerly Right of Way of Coliseum Way, South 75 51'20" West a distance of 124.38 feet to the true point of beginning; thence South 00 02'20" West a distance of 74.04 feet; thence North 89 57'40" West a distance of 20.00 feet; thence South 12 03'30" West a distance of 81.94 feet to the Northerly Right of Way of Peckham Lane; thence along the said Northerly Right of Way of Peckham Lane, North 64 46'36" West a distance of 132.99 feet; thence leaving said Northerly Right of Way of Peckham Lane, North 19 32'30" East a distance of 67.35 feet; thence North 75 51'20" East a distance of 139.17 feet to the true point of beginning.

BASIS OF BEARING is the centerline of Coliseum Way as shown on Parcel Map 480, File No. 490027, as recorded in the office of the Washoe County Recorder, on September 29, 1977, as South 08 10'00" East.

PARCEL 5:

A tract of land being situate in the Northeast 1/4 of Section 25, Township 19 North, Range 19 East, M.D.B.&M., and being shown on Record of Survey Map 2616, as File No. 1699141, and being recorded in the office of the in the office of the Washoe County Recorder, on August 4, 1993, and being more particularly described as follows:

COMMENCING a the Northeast corner of Section 25, Township 19 North, Range 19 East, M.D.B.&M.; thence South 06 39'13" West a distance of 461.73 feet; thence North 88 32'00" West a distance of 565.78 feet to the Westerly Right of Way of Coliseum Way; thence along the said Westerly Right of Way of Coliseum Way South 08 10'00" East a distance of 557.72 feet; thence leaving said Westerly Right of Way of Coliseum Way, South 75 51'20" West a distance of 263.55 feet to the true point of beginning; thence South 19 32'30" West a distance of 67.35 feet to the Northerly Right of Way of Peckham Lane; thence along the said Northerly Right of Way of Peckham Lane, the following two (2) courses: North 64 46'36" West a distance of 68.36 feet; thence along the arc of a curve to the left having a radius of 597.04 feet, a central angle of 04 59'28", a distance of 52.01 feet; thence leaving said Northerly Right of Way of Peckham Lane, North 05 33'34" West a distance of 127.98 feet; thence North 43 05'26" East a distance of
172.61 feet; thence South 08 00'34" East a distance of 126.40 feet; thence South 04 36'34" East a distance of 114.38 feet to the true point of beginning.

BASIS OF BEARING is the centerline of Coliseum Way as shown on Parcel Map No. 480, File No. 490027, as recorded in the office of the Washoe County Recorder, on September 29, 1977, as South 08 10'00" East.



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PARCEL 6:

That certain parcel of land situated within the Southeast 1/4 of Section 24 and in the Northeast 1/4 of Section 25, Township 19 North, Range 19 East, M.D.B.&M., City or Reno, County of Washoe, State of Nevada, more particularly described as follows:

BEGINNING at a point on the East line of Virginia Street as it presently exists from which point the Southwest corner of Parcel C of Reversion-Parcel Map No. 2105 recorded as File No. 1144922 on March 05, 1987 in the office of the County Recorder of Washoe County, Nevada, bears South 0 58'33" East 14.73 feet; said point also bears South 65 44'38" West 1,802.49 feet the Northeast corner of said Section 25, said point being the true point of beginning; thence North 69 10'56" East 173.39 feet; thence North 20 47'32" West 215.45 feet; thence South 69 10'54" West 173.49 feet; thence South 20 49'06" East 215.44 feet to the true point of beginning.

The basis of bearing used herein is the centerline tangent of Coliseum Way taken as North 8 11'31" West. Record per Parcel Map No. 1085 id North 8 10'00" West.

NOTE (NRS 111.312): The above metes and bounds description was prepared by GILBERT W. PATTERSON, PLS# 5666, at CASTLE LAND SURVEYING, 240 LINDEN STREET, RENO, NV 89502.


































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